Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statement No. 33-80798 of Laurel Capital Group, Inc. on Form S-8 of our report dated August 19, 2005, appearing in the Annual Report on Form 10-K of Laurel Capital Group, Inc. for the year ended June 30, 2005.
/s/ S.R. Snodgrass, A.C.
Wexford, PA
September 22, 2005
S.R. Snodgrass, A.C. * 1000 Stonewood Drive, Suite 200 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345